EXHIBIT 31.2
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
I, Gilbert L. Danielson, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Aaron Rents, Inc.; and

2.	Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report.

Date: January 14, 2008	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer